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                                                           EXHIBIT NO. EX-99.h.7

                               EXPENSE WAIVER AND
                              ASSUMPTION AGREEMENT


     AGREEMENT made this 27th day of July 2001, between DIMENSIONAL INVESTMENT GROUP INC., a Maryland corporation (the "Fund"), on behalf of certain portfolios of the Fund, as listed on Schedule A of this Agreement (each a "Portfolio" and together, the "Portfolios"), and DIMENSIONAL FUND ADVISORS INC., a Delaware corporation ("DFA").

     WHEREAS, DFA has entered into Administration Agreements with the Fund, pursuant to which DFA provides various administrative and other services for the Portfolios, and for which DFA is compensated based on the average net assets of such Portfolios; and

     WHEREAS, the Fund and DFA have determined that it is appropriate and in the best interests of each Portfolio and its shareholders to limit the expenses of those Portfolios of the Fund listed on Schedule A of this Agreement;

     NOW, THEREFORE, the parties hereto agree as follows:

     1. EXPENSE WAIVER AND ASSUMPTION BY DFA. DFA agrees to reduce all or a portion of its administration fee for each Portfolio listed on Schedule A, and if necessary (for each Portfolio other than the Emerging Markets Portfolio II), to assume certain other expenses (to the extent permitted by the Internal Revenue Code of 1986, as amended) of each such Portfolio, such waiver and assumption of expenses as detailed on Schedule A of this Agreement, to the extent necessary to limit the annualized expenses of each Portfolio to the rate reflected in Schedule A of this Agreement for each Portfolio ("Annualized Expense Ratio").

     2. DUTY TO REIMBURSE DFA. If at any time, a Portfolio's annualized expenses are less than the Annualized Expense Ratio listed on Schedule A of this Agreement, the Fund, on behalf of a Portfolio (except for Emerging Markets Portfolio II), shall reimburse DFA for any fees previously waived and/or expenses previously assumed to the extent that the amount of such reimbursement does not cause the Portfolio's Annualized Expense Ratio to exceed the limit on Schedule A of this Agreement. There shall be no obligation of the Fund, on behalf of a Portfolio, to reimburse DFA for waived fees or expenses that were assumed by DFA more than thirty-six months prior to the date of any such reimbursement.

     3. ASSIGNMENT. No assignment of this Agreement shall be made by DFA without the prior consent of the Fund.

     4. DURATION AND TERMINATION. This Agreement shall continue in effect for a Portfolio for a period of one year from the date of its effectiveness for that Portfolio, and shall continue in effect from year to year thereafter for each Portfolio, unless and until the Fund or DFA notifies the other party to the Agreement, at least thirty

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          days prior to the end of the one-year period for a Portfolio, of its intention to terminate the Agreement for a Portfolio. This Agreement shall automatically terminate, with respect to a Portfolio, upon the termination of the Administration Agreement between DFA and the Fund, on behalf of such Portfolio.

     5. EFFECTIVE DATES. This Agreement shall become effective for each Portfolio on the dates listed below:

                           PORTFOLIO                                  EFFECTIVE DATE
            DFA International Value Portfolio II                      April 1, 2002
            The DFA Small Cap Institutional Portfolio                 April 1, 2002
            U.S. Large Company Institutional Index Portfolio          April 1, 2002
            U.S. Small Cap Value Portfolio II                         April 1, 2002
            U.S. Large Cap Value Portfolio II                         April 1, 2002
            U.S. Large Company Portfolio K                            August 1, 2001
            U.S. Large Cap Value Portfolio K                          August 1, 2001
            U.S. Small XM Value Portfolio K                           August 1, 2001
            U.S. Small Cap Portfolio K                                August 1, 2001
            DFA International Value Portfolio K                       August 1, 2001
            Emerging Markets Portfolio K                              August 1, 2001
            DFA One-Year Fixed Income Portfolio K                     August 1, 2001
            DFA Two-Year Fixed Income Portfolio K                     August 1, 2001
            Emerging Markets Portfolio II                             April 1, 2002

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first-above written.



DIMENSIONAL INVESTMENT                     DIMENSIONAL FUND ADVISORS INC.
GROUP INC.


By:    /s/ Michael T. Scardina             By:    /s/ Catherine L. Newell
       ---------------------------                --------------------------

Name:  Michael T. Scardina                 Name:  Catherine L. Newell
       ---------------------------                --------------------------

Title: VP & CFO                            Title: Vice President & Secretary
       ---------------------------                --------------------------


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                                   SCHEDULE A


                             PORTFOLIO                                           ANNUALIZED EXPENSE RATIO
                                                                          (AS A PERCENTAGE OF AVERAGE NET ASSETS)
DFA INTERNATIONAL VALUE PORTFOLIO II                                                            0.75% *
THE DFA SMALL CAP INSTITUTIONAL PORTFOLIO                                                       0.20% *
U.S. LARGE COMPANY INSTITUTIONAL INDEX PORTFOLIO                                                0.10% **
U.S. SMALL CAP VALUE PORTFOLIO II                                                               0.75% *
U.S. LARGE CAP VALUE PORTFOLIO II                                                               0.75% *
U.S. LARGE COMPANY PORTFOLIO K                                                                  0.75% ***
U.S. LARGE CAP VALUE PORTFOLIO K                                                                0.85% ***
U.S. SMALL XM VALUE PORTFOLIO K                                                                 1.00% ***
U.S. SMALL CAP PORTFOLIO K                                                                      0.95% ***
DFA INTERNATIONAL VALUE PORTFOLIO K                                                             1.00% ***
EMERGING MARKETS PORTFOLIO K                                                                    1.25% ***
DFA ONE-YEAR FIXED INCOME PORTFOLIO K                                                           0.75% ***
DFA TWO-YEAR FIXED INCOME PORTFOLIO K                                                           0.75% ***
EMERGING MARKETS PORTFOLIO II                                                                   ****


* FOR EACH OF THESE PORTFOLIOS, DFA HAS AGREED TO WAIVE ITS ADMINISTRATION FEE AND TO ASSUME THE PORTFOLIO'S DIRECT AND INDIRECT EXPENSES (INCLUDING THE EXPENSES THE PORTFOLIO BEARS AS A SHAREHOLDER OF ITS MASTER FUND) TO THE EXTENT NECESSARY TO LIMIT THE PORTFOLIO'S EXPENSES TO THE RATE LISTED ABOVE FOR SUCH PORTFOLIO.

** FOR THE U.S. LARGE COMPANY INSTITUTIONAL INDEX PORTFOLIO, DFA HAS AGREED TO WAIVE ITS ADMINISTRATION FEE TO THE EXTENT NECESSARY TO REDUCE THE PORTFOLIO'S EXPENSES TO THE EXTENT THAT ITS TOTAL DIRECT AND INDIRECT EXPENSES (INCLUDING THE EXPENSES THE PORTFOLIO BEARS AS A SHAREHOLDER OF ITS MASTER FUND) EXCEED THE RATE LISTED ABOVE FOR THE PORTFOLIO.

*** FOR EACH OF THESE PORTFOLIOS, DFA HAS AGREED TO WAIVE ITS ADMINISTRATION FEE AND TO ASSUME THE PORTFOLIO'S EXPENSES (UP TO THE AMOUNT OF FEES PAID TO DFA BASED ON THE PORTFOLIO'S ASSETS INVESTED IN ITS MASTER FUND) TO THE EXTENT NECESSARY TO REDUCE THE PORTFOLIO'S EXPENSES WHEN ITS TOTAL OPERATING EXPENSES EXCEED THE RATE LISTED ABOVE FOR SUCH PORTFOLIO.

**** FOR THE EMERGING MARKETS PORTFOLIO II, DFA HAS AGREED TO WAIVE ITS ADMINISTRATION FEE OF 0.40% PER YEAR ON THE FIRST $50 MILLION OF AVERAGE NET ASSETS.


DATED:     JULY 27, 2001